Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
ChemFirst, Inc.	Mississippi
Coastal Training Technologies Corp.	Virginia
Du Pont Apollo Limited	Hong Kong
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Development Sarl	Switzerland
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Limited	United Kingdom
DuPont Acquisition, LLC	Delaware
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asia Pacific Limited	Delaware
DuPont Asturias, S.L.	Spain
DuPont Belgium North America Finance Company	Belgium
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) S.a.r.l.	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours International S.a.r.l.	Switzerland
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Iberica, S.L.	Spain
DuPont Industrial (Luxembourg) S.a r.l.	Luxembourg
DuPont Integration (Luxembourg) S.a.r.l	Luxembourg
DuPont Integration, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg

Name	Organized Under Laws Of
DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont Nutrition Biosciences ApS	Denmark
DuPont Operations (Luxembourg) S.a r.l.	Luxembourg
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Operations, Inc. (Luxembourg) Branch	Luxembourg
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) S.a r.l.	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Textiles & Interiors Delaware, Inc.	Delaware
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
Howson Algraphy BV	The Netherlands
MECS Inc.	Delaware
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware
The Chemours Company North America, Inc.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.